As filed with the Securities and Exchange Commission on January 29, 2019

Pursuant to the Jumpstart our Business Startups Act

Registration No. 333-228498

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 2 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HITEK GLOBAL INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 304, No. 30 Guanri Road, Siming District,

Xiamen City, Fujian Province, People’s Republic of China
+86-571-82213772

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
(212) 530-2208

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joan Wu, Esq. Ying Li, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (212) 530-2208	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Ave, 3rd Floor New York, NY 10017 (212) 588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(5)
Class A Ordinary Shares, par value US$0.0001 per share(1) (3)	2,500,000	$4	$10,000,000	$1212
Underwriter’s Warrants(4)	—	—	—	—
Over-subscription Allowance of Class A Ordinary Shares, par value US$0.0001 per share	375,000	$4	$1,500,000	$181.8
Class A Ordinary Shares, par value US$0.0001 per share, underlying Underwriter’s warrants(4)	172,500	$4	$690,000	$83.628
Total	—	—	$12,190,000	$1,477.428

(1)	Includes Class A Ordinary Shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A Ordinary Shares are not being registered for the purposes of sales outside of the United States. Includes up to 375,000 Class A Ordinary Shares subject to the Underwriter’s over-subscription allowance.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933. If we complete this offering, then on the closing date, we will issue Underwriter Warrants (the “Underwriter Warrants”) to Boustead Securities, LLC, to purchase such number of Class A Ordinary Shares equal to six percent (6%) of the maximum proceeds from the Class A Ordinary Shares sold by the Company in the offering divided by the offering price per Class A Ordinary Share and exercisable at an exercise price of 100% of the offering price of the Class A Ordinary Shares. Includes warrants to purchase up to 172,500 Class A Ordinary Shares subject to the Underwriter’s over-subscription allowance.
(5)	To be paid upon first non-confidential filing of registration statement with Securities and Exchange Commission.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On November 3, 2017 and December 16, 2017, the Company issued an aggregate of 10,987,679 ordinary shares to Fortune Enterprise Holdings Limited, Star Discover Global Limited, Oriental Xinhe Holdings Limited, Luotec Information Limited, Lintec Information Limited, Tians Technology Limited, Centurion Tech Holdings Limited, Eternal Blessing Holdings Limited and Circatrade Universal Holdings Limited as inducements for them to enter into the VIE Agreements pursuant to which the Company shall obtain absolute control rights and the rights to the assets, property and revenue of HiTek. The issuance was conducted in private transactions under Cayman Islands laws.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, January 29, 2019.

HiTek Global Inc.

By:	/s/ Xiaoyang Huang
Xiaoyang Huang
Chief Executive Officer
(Principal Executive Officer)

/s/ Tianyu Xia
Tianyu Xia
Chief Financial Officer
(Principal Accounting and Financial Officer)

Signature	Capacity	Date

/s/ Xiaoyang Huang	Chief Executive Officer and Director	January 29, 2019
Xiaoyang Huang

*	Chairman of the Board	January 29, 2019
Shenping Yin

/s/ Tianyu Xia	Chief Financial Officer	January 29, 2019
Tianyu Xia

*/s/Bo Shi	Chief Technology Officer	January 29, 2019
Bo Shi

*/s/ Wenhua Yang	Director	January 29, 2019
Wenhua Yang

*/s/ Jianben Song	Director	January 29, 2019
Jianben Song

*/s/ Jianzhong Lin	Director	January 29, 2019
Jianzhong Lin

* By:	/s/ Xiaoyang Huang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on January 29, 2019.

Hunter Taubman Fischer & Li LLC

By:	/s/ Joan Wu
Name: Joan Wu
Title: Partner

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Articles of Association***
3.2	Memorandum of Association***
3.3	Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Maples regarding the validity of the Ordinary Shares being registered***
8.1	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 99.2)**
8.2	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters**
10.1	Employment Agreement by and between CEO Xiaoyang Huang and the Company on July 1, 2018***
10.2	Employment Agreement by and between CTO Bo Shi and the Company on July 1, 2018***
10.3	Employment Agreement by and between CFO Tianyu Xia and the Company on September 2, 2018***
10.4	Exclusive Technical Consultation and Service Agreement dated March 31, 2018, between WFOE and HiTek***
10.5	Equity Interests Pledge Agreement dated March 31, 2018, between WFOE and Huang Xiaoyang, Yin Shenping, Shi Bo, Wang Zhishuang, Huang Liuqing, Li Jingru, Tang Mian, Tian Ce, Lin Xianfeng, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd. ***
10.6	Exclusive Equity Interests Purchase Agreement dated March 31, 2018, amongst WFOE, Huang Xiaoyang, Yin Shenping, Shi Bo, Wang Zhishuang, Huang Liuqing, Li Jingru, Tang Mian, Tian Ce, Lin Xianfeng, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd., and HiTek***
10.7	Form of Power of Attorney dated March 31, 2018, between WFO and Huang Xiaoyang, Yin Shenping, Shi Bo, Wang Zhishuang, Huang Liuqing, Li Jingru, Tang Mian, Tian Ce, Lin Xianfeng, Inner Mongolia Guangxin Investment Co., Ltd., Baotou Zhongzhe Hengtong Technology Co., Ltd.***
10.8	Form of Escrow Deposit Agreement by and between the Registrant and [●]**
10.9	Lease Agreement dated June 19, 2018, between the Registrant and Xiamen Chengsen Computer System Engineering Co., Ltd.**
23.1	UHY LLP consent***
23.2	Consent of Maples (included in Exhibit 5.1)***
23.3	Consent of Jingtian & Gongcheng (included in Exhibit 99.2)**
99.1	Code of Business Conduct and Ethics of the Registrant**
99.2	Opinion of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements**
99.3	Registrant’s Representation Pursuant to Requirements of Form 20-F, Item 8.A.4*

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed